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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our reports dated February 28, 2014, relating to the consolidated financial statements of QLT Inc. and the effectiveness of QLT Inc.'s internal control over financial reporting, appearing in the joint proxy statement/prospectus, and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2013, which is part of this Registration Statement, and of our report dated February 28, 2014, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such joint proxy statement/prospectus.

/s/ Deloitte LLP

Vancouver, Canada
August 4, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM